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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-67094) of Plantronics, Inc. of our report dated September 7, 2001 relating to the financial statements of the Plantronics, Inc. 401(k) Plan (formerly "Plantronics, Inc. Annual Profit Sharing/Individual Savings Plan"), which appears in this Form 11-K.




/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
September 12, 2001